Exhibit 10.33

Goedeker’s
Trusted since 1951

13850 Manchester Rd. | Ballwin, MO 63011

June 2, 2020

Small Business Community Capital II, L.P.

9W Broad Street

Stamford, CT 06902

Attention: Crandall P. Deery

Re:	Loan and Security Agreement, dated April 5, 2019 (the “Loan Agreement”), among 1847 Goedeker Inc. (the “Company”), as borrower, 1847 Goedeker Holdco Inc. and Small Business Community Capital II, L.P. (the “Lender”).

Mr. Deery:

As you are aware, the Company has entered into an engagement letter with Think Equity, a division of Fordham Management, Inc., relating to a proposed initial public offering of the Company’s common stock (the “IPO”). On April 22, 2020, the Company filed a registration statement on Form S-1 (file no. 333-237786) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) related to the IPO, which is available at www.sec.gov/Archives/edgar/data/1810140/000121390020009808/fs12019_1847goedeker.htm.

It is currently anticipated that the Company will offer $15 million of shares of the Company’s common stock at a price per share between $14.00 and $16.00. As stated in the Registration Statement, the Company plans to use the proceeds of the IPO to, among other things, repay and satisfy in full of all principal, interest, fees and all other amounts owing to the Lender by the Company and other Loan Parties (as defined in the Loan Agreement) under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) (the “Payoff”).

In connection with the IPO, the Company plans to take the following actions: (i) amend and restate the Company’s current Certificate of Incorporation to, among other things, increase the number of authorized shares of the Company’s common stock from 5,000 shares to 200,000,000 shares, authorize the Company to issue 20,000,000 shares of “blank check” preferred stock, and change the par value of the Company’s capital stock from $0.001 to $0.0001; (ii) effect a 3,166.666-for-1 forward stock split of the Company’s outstanding common stock to increase the outstanding common stock from 1,000 shares to 3,166,666 shares; (iii) establish an equity incentive plan to allow the Company to grant restricted stock, stock options and other forms of incentive compensation to officers, employees, directors and consultants of the Company and its subsidiaries and reserve 500,000 shares of common stock for issuance under such equity incentive plan; and (iv) grant a stock option to Douglas T. Moore, the Company’s Chief Executive Officer, to purchase 175,438 shares of the Company’s common stock at the IPO price per share (the “Related Actions”).

By signing below, upon consummation of the Payoff, provided that (i) the Payoff is consummated concurrently with or prior to the closing of the IPO and (ii) that the Payoff is consummated on or before September 30, 2020, the Lender hereby consents and agrees that the Company may complete the IPO and the Related Actions and hereby waives any and all provisions set forth in the Loan Agreement and any related agreements or instruments entered into in connection with the Loan Agreement that would prohibit completion of the IPO and the Related Actions or that would trigger any prepayment or default under the Loan Agreement in connection therewith, including, but not limited to, the provisions of Sections 7.8 and 7.10 of the Loan Agreement. The Lender further agrees that the IPO and the Related Actions shall not constitute a “Change of Control” as defined in Section 1.1 of the Loan Agreement.

In connection with the Loan Agreement, the Company issued the Lender a warrant (the “Warrant”) to purchase shares of the most senior capital stock of the Company equal to 5.0% of the outstanding equity securities of the Company on a fully-diluted basis for an aggregate price equal to $100. Per our recent discussions, we understand that the Lender is willing to exercise the Warrant immediately prior to closing of the IPO.

By signing below, after consummation of the Payoff, provided that (i) the Payoff is consummated concurrently with or prior to the closing of the IPO and (ii) that the Payoff is consummated on or before September 30, 2020, the Lender hereby agrees to exercise the Warrant for the purchase of 166,667 shares of the Company’s common stock immediately prior to, and contingent upon, closing of the IPO. In accordance with Section 3.5 of the Warrant, the Company hereby grants piggyback registration rights to the Lender and agrees as follows:

1. The Company shall give the Lender at least 30 days’ prior written notice of each filing by the Company of a registration statement (other than in connection with the IPO or a registration statement on Form S-4 or Form S-8 or on any successor forms thereto) with SEC. If requested by the Lender in writing within ten days after receipt of any such notice, the Company shall, at the Company’s sole expense (other than the underwriting discounts, if any, payable in respect of the shares sold by the Lender), register all or, the Lender’s option, any portion of the shares issued upon exercise of the Warrant (the “Registrable Securities”) concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the securities exchange, if any, on which the Company’s common stock are being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. If the managing underwriter of any such offering shall determine and advise the Company that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Company will include in such registration first, the securities that the Company proposes to sell and second, the Registrable Securities requested to be included in such registration, to the extent permitted by the managing underwriter.

2. In the event of a registration pursuant to these provisions, the Company shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Lender may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

3. The Company shall keep effective any registration or qualification contemplated by these provisions and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Lender to complete the offer and sale of the Registrable Securities covered thereby.

4. In the event of a registration pursuant to these provisions, the Company shall furnish to the Lender such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, and such other documents, as the Lender may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

5. The Company shall notify the Lender within three (3) business days after such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

6. The Company shall advise the Lender within three (3) business days after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and within three (3) business days take action using its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

7. The Company shall within three (3) business days notify the Lender at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Lender prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Lender, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Lender shall suspend all sales of the Registrable Securities upon receipt of such notice from the Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Lender within 45 days of the date of such notice from the Company.

8. If requested by the underwriter for any underwritten offering of Registrable Securities, the Company and the Lender will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company’s counsel and the Lender’ counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Lender and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders.

9. The rights of the Lender under these provisions shall apply equally to the filing by the Company of an offering statement on Form 1-A under Regulation A promulgated under the Securities Act and, if the Company files such an offering statement instead of a registration statement, all references to (a) registration statement shall be deemed to be references to offering statement, (b) prospectus shall be deemed to be references to offering circular, and (c) effective date of a registration statement shall be deemed to be references to qualification date of an offering statement. The Lender’s rights under these provisions shall automatically terminate once the Lender has sold all of the Registrable Securities or all of the Registrable Securities may be resold by the Lender under Rule 144 of the Securities Act without limitation as to the volume of Registrable Securities to be sold.

The Lender acknowledges and agrees that the foregoing piggyback registration rights shall not apply to the Registration Statement filed in connection with the IPO.

Very truly yours,

1847 Goedeker Inc.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

AGREED, CONSENT TO AND ACKNOWLEDGED:

Small Business Community Capital II, L.P.

By:	/s/ Jay Garcia
Name:	Jay Garcia
Title:	Managing Partner

cc:	Alan Roth, Winston & Strawn LLP

Louis A. Bevilacqua, Bevilacqua PLLC

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